UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 22, 2010

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter

Indiana
(State or Other Jurisdiction of Incorporation

0-9143	35-1150732
(Commission File Number)	(I.R.S. Employer Identification Number)

One Technology Way
Indianapolis, Indiana	46268
(Address of principal executive offices)	(Zip code)

(317) 293-5309
(Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Hurco Companies, Inc. held its annual meeting of shareholders on March 18, 2010.  The election of nine directors to the Board of Directors and a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm were the only matters submitted to a vote. The following table sets forth the results of voting for the two proposed items of business.

Matters submitted to a Vote	Number of Votes FOR	Number of Votes WITHHELD	Non-Votes	Abstentions

Election of Directors:
Stephen H. Cooper	4,321,235	30,399	1,223,153
Robert W. Cruickshank	4,323,145	28,489	1,223,153	-
Michael Doar	4,286,035	65,599	1,223,153	-
Philip James	4,329,294	22,340	1,223,153	-
Gerhard Kohlbacher	4,314,839	36,795	1,223,153	-
Michael P. Mazza	4,329,131	22,503	1,223,153	-
Richard T. Niner	4,258,380	93,254	1,223,153	-
Charlie Rentschler	4,316,930	34,704	1,223,153	-
Janaki Sivanesan	4,328,047	23,587	1,223,153	-
Appointment of public accounting firm	5,516,515	45,713	-	12,559

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2010

HURCO COMPANIES, INC

By:	/s/ John G. Oblazney
John G. Oblazney, Vice President and
Chief Financial Officer